      As filed with the Securities and Exchange Commission on November 21, 2001
                                                       Registration No.
================================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ______________________

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933
                            ______________________

                          IRVINE SENSORS CORPORATION
                            ______________________



            Delaware                                      33-0280334
  (State or other jurisdiction                 (IRS Employer Identification No.)
of incorporation or organization)

                              3001 Redhill Avenue
                         Costa Mesa, California 92626
             (Address of registrant's principal executive offices)
                             ______________________

                          Irvine Sensors Corporation
                            2001 Compensation Plan
                             (Full title of plan)
                            ______________________

                              Robert G. Richards,
                            Chief Executive Officer
                          Irvine Sensors Corporation
                       3001 Redhill Avenue, Building IV
                         Costa Mesa, California 92626
                                (714) 549-8211
     (Name, address and telephone number of agent for service of process)
                             ______________________

                                with a copy to:

                            Ellen S. Bancroft, Esq.
                        Brobeck, Phleger & Harrison LLP
                              38 Technology Drive
                           Irvine, California 92618

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================

Title of Securities                Amount to             Proposed Maximum            Proposed Maximum Aggregate        Amount of
 to be Registered               be Registered (1)    Offering Price per Share (2)        Offering Price (2)         Registration Fee
 ----------------               -----------------    ----------------------------        ------------------         ----------------
Irvine Sensors Corporation        500,000 shares                $1.41                          $705,000                  $176.25
2001 Compensation Plan
 Common Stock, $0.01 par value
====================================================================================================================================

(1) This Registration Statement shall also cover any additional shares of the Registrant's common stock that become issuable under the 2001 Compensation Plan (the "Plan"), by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of outstanding shares of the Registrant's common stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Registrant's common stock on November 20, 2001, as reported on the Nasdaq Small Cap Market.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference
        ---------------------------------------

        Irvine Sensors Corporation (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

     (a) The Registrant's Annual Report to Stockholders on Form 10-K/A for the fiscal year ended October 1, 2000 as filed with the Commission on January 29, 2001;

     (b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended July 1, 2001, April 1, 2001 and December 31, 2000;

     (c) The Registrant's proxy statement for its annual meeting of stockholders held on March 7, 2001 as filed with the Commission on February 9, 2001;

     (d) The Registrant's proxy statement for its special meeting of stockholders held on September 24, 2001 as filed with the Commission on September 4, 2001;

     (e) The Registrant's Current Reports on Form 8-K as filed with the Commission on October 1, 2001 and June 28, 2001; and

     (f) The Registrant's Registration Statement on Form 8-A (File No. 1-8402), as filed with the Commission on October 12, 1982 pursuant to Section 12(b) of the Securities Exchange Act of 1934 (the "1934 Act") in which there is described the terms, rights and provisions applicable to the Company's outstanding common stock.

     All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities
        -------------------------

        Not applicable.

Item 5. Interests of Named Experts and Counsel
        --------------------------------------

        Not applicable.

Item 6. Indemnification of Directors and Officers
        -----------------------------------------

        Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

        As permitted by Section 145 of the Delaware General Corporation Law, Irvine Sensors' Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability:

        . for any breach of the director's duty of loyalty to Irvine Sensors or its stockholders;

        . for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

        . under Section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock purchases); and

        . for any transaction from which the director derived an improper personal benefit.

        As permitted by the Delaware General Corporation Law, Irvine Sensors' By-laws provide that:

        . Irvine Sensors is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions;

        . Irvine Sensors may indemnify its other employees and agents as set forth in the Delaware General Corporation Law;

        . Irvine Sensors is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions; and

        .  the rights conferred in the By-laws are not exclusive.

        Irvine Sensors has entered into Indemnity Agreements with each of its current directors and officers to give such directors and officers additional contractual assurances regarding the scope of the indemnification set forth in Irvine Sensors' Certificate of Incorporation and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director, officer or employee of Irvine Sensors regarding which indemnification is sought, nor is Registrant aware of any threatened litigation that may result in claims for indemnification. See also the undertakings set out in response to Item 9.

Item 7. Exemption from Registration Claimed
        -----------------------------------

        Not applicable.

Item 8. Exhibits
        --------

Exhibit No.       Exhibit
-----------       -------
    4             Instruments Defining the Rights of Stockholders. Reference is
                  made to Registrant's Registration Statement No. 1-8402 on Form
                  8-A, together with the exhibits thereto, which are
                  incorporated herein by reference pursuant to Item 3(f) of this
                  Registration Statement. Instrument Defining Rights of
                  Stockholders.
    5             Opinion and Consent of Brobeck, Phleger & Harrison LLP.
   23.1           Independent Auditors' Consent - Grant Thornton LLP.
   23.2           Consent of Brobeck, Phleger & Harrison LLP is contained in
                  Exhibit 5.
   24             Power of Attorney. Reference is made to page II-4 of this
                  Registration Statement.
   99.1           Irvine Sensors Corporation 2001 Compensation Plan (as Amended
                  and Restated on November 15, 2001).

Item 9. Undertakings
        ------------


        A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "1933 Act"), (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement; (2) that, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the 2001 Compensation Plan.

        B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the 1933 Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Costa Mesa, State of California on the 20th day of November, 2001.

                    IRVINE SENSORS CORPORATION


                    By: /s/ Robert G. Richards
                        -------------------------------------------
                        Robert G. Richards
                        President and Chief Executive Officer
                        (Principal Executive Officer)

                               POWER OF ATTORNEY
                               -----------------

KNOW ALL MEN BY THESE PRESENTS:

     That the undersigned officers and directors of Irvine Sensors Corporation, a Delaware corporation, do hereby constitute and appoint Robert G. Richards as the lawful attorney-in-fact and agent, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent determines may be necessary or advisable or required to enable said corporation to comply with the 1933 Act, and any rules or regulations or requirements of the Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorney and agent shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated. Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                                    Title                                  Date
             ---------                                    -----                                  ----

                                        President, Chief Executive Officer and Director
/s/ Robert G. Richards                         (Principal Executive Officer)                November 20, 2001
-------------------------
Robert G. Richards

                                          Chief Financial Officer and Senior Vice
                                        President (Principal Financial Officer and
/s/ John J. Stuart, Jr.                        Principal Accounting Officer)                November 20, 2001
-------------------------
John J. Stuart, Jr.

/s/ Mel R. Brashears                               Chairman of the Board                    November 20, 2001
-------------------------
Mel R. Brashears

/s/ Marc Dumont                                          Director                           November 20, 2001
-------------------------
Marc Dumont

                                                         Director
------------------------------
Maurice C. Inman, Jr.

                                                         Director
------------------------------
Thomas E. Kelly

/s/ Wolfgang Seidel                                      Director                           November 20, 2001
------------------------------
Wolfgang Seidel

/s/ Vincent F. Sollitto, Jr.                             Director                           November 20, 2001
------------------------------
Vincent F. Sollitto, Jr.

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   EXHIBITS

                                      TO

                                   FORM S-8

                                     UNDER

                            SECURITIES ACT OF 1933


                          IRVINE SENSORS CORPORATION

                                 EXHIBIT INDEX
                                 -------------
Exhibit No.      Exhibit
----------       -------

      4          Instruments Defining the Rights of Stockholders. Reference is
                 made to Registrant's Registration Statement No. 1-8402 on Form
                 8-A, together with the exhibits thereto, which are incorporated herein by reference pursuant to Item 3(f) of this Registration
                 Statement.
      5          Opinion and Consent of Brobeck, Phleger & Harrison LLP.
     23.1        Independent Auditors' Consent -- Grant Thornton LLP.
     23.2        Consent of Brobeck, Phleger & Harrison LLP is contained in
                 Exhibit 5.
     24          Power of Attorney. Reference is made to page II-5 of this
                 Registration Statement.
     99.1        Irvine Sensors Corporation 2001 Compensation Plan (as Amended
                 and Restated on November 15, 2001).